Exhibit 10.39
EXECUTION COPY
FOURTH OMNIBUS AMENDMENT AND
AGREEMENT
(Kenosia)
     This Fourth Omnibus Amendment and Agreement (this “Agreement”) is entered into this 28th day of February 2007 for the purpose of amending the terms of the Secured Variable Funding Notes, Series 2002-1 (the “Series 2002-1 Notes”) and for the purpose of making amendments to the documents described in this Agreement related to the Series 2002-1 Notes.
     WHEREAS, this Agreement is among (i) Cartus Corporation, a Delaware corporation (“Cartus”), (ii) Cartus Relocation Corporation, a Delaware corporation (“CRC”), (iii) Kenosia Funding, LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), (iv) The Bank of New York, a New York state banking corporation, as trustee (“Trustee”) under the Indenture described below and at the direction of Gotham Funding Corporation (“Gotham”) as holder of 100% of the Series 2002-1 Notes, (v) Gotham, as the purchaser, and (vi) The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent (the “Bank”).
     WHEREAS, this Agreement relates to the following documents:
          —Indenture dated as of March 7, 2002 and as previously amended (the “Indenture”) by and between the Issuer and the Trustee; and
          —Note Purchase Agreement dated as of March 7, 2002 and as previously amended (the “Note Purchase Agreement”) among the Issuer, Cartus, CRC, Gotham and the Bank (the Note Purchase Agreement and the Indenture, collectively, the “Affected Documents”).
     WHEREAS, terms used in this Agreement and not defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement or, if not defined therein, in the Indenture.
     NOW, THEREFORE, the parties hereto hereby recognize and agree:
1.	The Indenture is hereby amended as follows:
1.1	The definition of “Stated Amount” in Section 1.01 is hereby deleted in its entirety and the following is substituted therefor:
"Stated Amount" shall mean $175,000,000.

1.2	Section 10.01(n) is hereby amended to delete therefrom the phrase “100 days” and to substitute therefor the phrase “110 days”.
2.	The Note Purchase Agreement is hereby amended as follows:
2.1	The definition of “Change of Control” in Section 1.1 is hereby deleted in its entirety and the following is substituted therefor:

“Change of Control” means either (i) the Parent shall for any reason cease to own and control, directly or indirectly, free and clear of all Liens, claims and Transfer Restrictions, 100% of the Voting Stock of each of each of the Originators and the Issuer or (ii) any Person (or two or more Persons acting in concert) shall have acquired beneficial ownership, directly or indirectly, of, Voting Stock representing more than 50% of the combined voting power of all equity securities of the Parent, or shall have otherwise acquired by contract or otherwise, control over, such Voting Stock. For the avoidance of doubt, consummation of the Merger shall constitute a Change of Control.

2.2	The definition of “Maximum Principal Amount” in Section 1.1 is hereby deleted in its entirety and the following is substituted therefor:

“Maximum Principal Amount” means the sum of (i) $175,000,000 minus (ii) the aggregate of all reductions pursuant to Section 2.4(a) or (c) hereof.

2.3	Section 1.1 is hereby further amended to add the following definition in alphabetical order:
     “Merger” shall mean the merger of Parent and Domus Acquisition Corp., as contemplated under that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 15, 2006 by and among Parent, Domus Holdings LLC and Domus Acquisition Corp.”
          3. This Agreement shall become effective upon receipt by the Bank of (A) execution copies of (i) this Agreement and (ii) the other items listed on the Document Checklist attached hereto as Exhibit A and (B) a commitment increase fee in the amount of $25,000, which fee shall be fully earned and nonrefundable as of the date first written above. Each of the Issuer, the Bank and Gotham hereby direct the Trustee, concurrently with the Trustee’s receipt of the documents listed on Exhibit A, to deliver to the Bank the original of the replacement Note referenced in such Exhibit A.
          4. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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          5. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
          6. Upon the effectiveness of this Agreement: (i) all references in any Affected Document to “this Agreement”, “hereof, “herein” or words of similar effect referring to such Affected Document shall be deemed to be references to such Affected Document as amended by this Agreement; (ii) each reference in any of the Affected Documents to any other Affected Document and each reference in any of the other Transaction Documents to any of the Affected Documents shall each mean and be a reference to such Affected Document as amended by this Agreement; and (iii) each reference in any Transaction Document to any of the terms or provisions of an Affected Document which are redefined or otherwise modified hereby shall mean and be a reference to such terms or provisions as redefined or otherwise modified by this Agreement.
          7. This Agreement shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Affected Documents other than as set forth herein, each of which Affected Document, as modified hereby, remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
          8. The Bank and Gotham hereby confirm to the other parties hereto that Gotham is the sole holder of 100% of the Series 2002-1 Notes issued under the Indenture.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CARTUS CORPORATION

By:	/s/ Eric Barnes

Name: Eric Barnes
Title: SVP, CFO

CARTUS RELOCATION CORPORATION

By:	/s/ Eric Barnes

Name: Eric Barnes
Title: SVP, CFO

KENOSIA FUNDING, LLC

By:	/s/ Eric Barnes

Name: Eric Barnes
Title: SVP, CFO

THE BANK OF NEW YORK,
not in its individual capacity
but solely as Trustee

By:	/s/ Catherine Murray

Name: Catherine Murray
Title Assistant Vice President
[Signature Page to Kenosia Omnibus Agreement]

GOTHAM FUNDING CORPORATION,
as Purchaser

	By:		/s/ R. Douglas Donaldson

•		the Special Committee’s belief in March 2006 in the stockholder value opportunity presented by the potential business combination under the terms of the Offer with MFS.

In addition, the Special Committee also identified and considered a variety of potentially negative factors in its initial deliberations concerning the Offer, including:

•	our ability to obtain the necessary financing to pay the cash consideration, and the potential terms of such financing;

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the challenges of combining the businesses of two major corporations, including the risks of diverting management resources for an extended period of time to ensure the two businesses are integrated properly and effectively;

•	the potential that the additional incremental debt associated with the Offer could cause us to have reduced financial flexibility;

•